MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661



July 31, 2002

Board of Directors
BUCS Financial Corp
10455 Mill Run Circle
Owings Mills, Maryland 21117

         RE:               Registration Statement on Form S-8:
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                           BUCS Financial Corp 2002 Stock Option Plan
                           BUCS Federal Bank 2002 Restricted Stock Plan

Ladies and Gentlemen:

         We have acted as special counsel to BUCS Financial Corp, a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 56,711 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 40,508 shares of Common Stock granted under the BUCS Financial Corp 2002 Stock Option Plan, and (ii) upon the award of 16,203 shares of Common Stock under the BUCS Federal Bank 2002 Restricted Stock Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                               Sincerely,



                                               /s/ Malizia Spidi & Fisch, PC
                                               ------------------------------
                                               Malizia Spidi & Fisch, PC